UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

March 11, 2025

Date of Report (Date of earliest event reported)

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38106	27-5466153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Custom House Street, 11th Floor

Boston, MA 2110

(Address of Principal Executive Offices) (Zip Code)

(617) 340-3814

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PLYM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 11, 2025, the Board of Directors (the “Board”) of Plymouth Industrial REIT, Inc. (the “Company”) increased the size of the Board from seven directors to eight directors and appointed Robert O. Stephenson as an independent director, effective immediately, to fill the vacancy created by the increase in the number of directors. Mr. Stephenson will serve until the Company’s 2025 annual meeting of stockholders or until his successor is duly elected and qualifies.

The Board affirmatively determined that Mr. Stephenson is an independent director in accordance with the applicable rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange, including with respect to committee service, and appointed him to serve on the Audit Committee of the Board.

Mr. Stephenson is the Chief Financial Officer of Omega Healthcare Investors, Inc., (NYSE: OHI) and has served in this capacity since August 2001. From 1996 to July 2001, Mr. Stephenson served as the Senior Vice President and Treasurer of Integrated Health Services, Inc. (NYSE: IHS). Prior to joining Integrated Health Services, Inc., he held various positions at CSX Intermodal, Inc., Martin Marietta Corporation and Electronic Data Systems. Mr. Stephenson also currently serves on the Board of the University of Maryland Medical Center (UMMC), the flagship academic medical center at the heart of the University of Maryland Medical System (UMMS). Mr. Stephenson previously served on the board of the University of Baltimore Foundation from 2015 to 2019. Mr. Stephenson is a member of the Nareit CFO Council, the Association for Financial Professionals (AFP) and the National Association of Corporate Directors (NACD). He received his Bachelor of Science in Finance from the University of Baltimore and a Master of Science in Finance from The Johns Hopkins University.

Mr. Stephenson’s compensation as a director will be consistent with the compensation policies applicable to the Company’s other non-employee directors. The Company has entered into an indemnification agreement with Mr. Stephenson in connection with his appointment to the Board, which is in substantially the same form as that entered into with the executive officers and other directors of the Company. Mr. Stephenson does not have any family relationships with any current director, executive officer, or person nominated to become a director or executive officer, of the Company, and there are no transactions or proposed transactions to which the Company is a party, or intended to be a party, in which Mr. Stephenson has, or will have, a material interest subject to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On March 13, 2025, the Company issued a press release announcing the appointment of Mr. Stephenson to the Board. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Plymouth Industrial REIT Appoints Robert O. Stephenson to Board of Directors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLYMOUTH INDUSTRIAL REIT, INC.

Date: March 13, 2025	By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer